UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2020

KALEYRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Via Marco D’Aviano, 2, Milano MI, Italy		20131
(Address of Principal Executive Offices)		(Zip Code)

+39 02 288 5841

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KLR	NYSE American LLC
Warrants, at an exercise price of $11.50 per share of Common Stock	KLR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed by Kaleyra, Inc. (the “Company”) in the Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on November 1, 2019, the Company entered into an agreement (the “Confirmation”) for an OTC Equity Prepaid Forward Transaction (the “Transaction”) with Nomura Global Financial Products, Inc. (“NGFP”), an affiliate of Nomura Securities International, Inc.

Pursuant to the Confirmation, immediately following the closing of the business combination between the Company (f/k/a GigCapital, Inc.) and Kaleyra S.p.A., consummated on November 25, 2019 (the “Business Combination”), the Company transferred from the funds held in its trust account (the “Trust”) an amount equal to (a) the aggregate number of such Subject Shares (as defined below), multiplied by (b) the per share redemption price for shares of common stock out of the Trust (the “Forward Price”) (such actual aggregate cash amount, the “Prepayment Amount”), as a partial prepayment to NGFP of the amount to be paid to NGFP in settlement of the Transaction upon the Valuation Date (as defined below) for 1,623,000 shares of the Company’s common stock (the “Subject Shares”).

As provided in the Confirmation, the “Original Valuation Date” for the Transaction is November 25, 2020, provided that NGFP and the Company may, not later than ten days prior to the Original Valuation Date, agree, each in their sole discretion, to extend the Valuation Date to the second anniversary of the Business Combination (the “Extended Valuation Date”). At the Original Valuation Date or Extended Valuation Date, the Transaction will be settled by NGFP delivering the remaining Subject Shares to the Company, and the Company paying NGFP an amount equal to the product of (x) the Forward Price, (y) the applicable Accrual Percentage (as defined below), and (z) the number of remaining Subject Shares. The “Accrual Percentage” is the product of (a) with respect to any settlement occurring on or before the Original Valuation Date, 2.75% per annum, and with respect to any settlement occurring after the Original Valuation Date, 3.50% per annum, and (b) the number of actual days divided by the number of days in a year beginning on the date of the closing of the Business Combination and ending on the applicable day of the settlement.

On June 4, 2020, the Company and NGFP entered into a letter agreement (the “Amendment”) to provide for the extension of the Original Valuation Date to the Extended Valuation Date such that the Valuation Date is November 25, 2021. As a result, if NGFP sells Subject Shares to the Company, NGFP will keep that portion of the cash transferred to it following the closing of the Business Combination attributable to such shares sold to the Company, plus be paid the Accrual Percentage equal to 3.50% per annum, on November 25, 2021.

The foregoing description is only a summary of the Amendment and the Confirmation and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein and the Confirmation, which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 1, 2019, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Letter Agreement, dated June 4, 2020, by and between Kaleyra, Inc. and Nomura Global Financial Products, Inc.

10.2	OTC Equity Prepaid Forward Transaction Confirmation, dated October 31, 2019, by and among GigCapital, Nomura Global Financial Products, Inc., and Nomura Holdings, Inc. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed with the SEC on November 1, 2019).

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2020

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President